UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :  October 12, 2010

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas  77060
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 12, 2010, Ultra Petroleum Corp.'s subsidiary Ultra Resources, Inc. issued $525 million of Senior Notes (the "Notes") pursuant to a Third Supplement to its Master Note Purchase Agreement dated March 6, 2008 (as supplemented, the "Note Agreement"). Of the Notes: $315 million are 4.51% Senior Notes due October 12, 2020; $35 million are 4.66% Senior Notes due October 12, 2022; and $175 million are 4.91% Senior Notes due October 13, 2025.

The Notes rank pari passu with Ultra Resources' bank revolving credit facility and outstanding senior notes. Payment of the Notes is guaranteed by Ultra Petroleum Corp. and its subsidiary UP Energy Corporation. Net proceeds from the offering will be used to repay existing bank debt and for general corporate purposes, but will not reduce the size of the revolving credit facility. The Notes are subject to terms and conditions customary in senior note financings of this type, including covenants, representations, warranties, rights of prepayment, events of default and rights of acceleration. The foregoing summary is qualified in its entirety by reference to the Note Agreement. A copy of the Third Supplement is attached to this document as Exhibit Number 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a news release attached as Exhibit 99.1, announcing that Ultra Resources, Inc. had entered into the Third Supplement and issued the Notes.  The information presented in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

Exhibit Number	Title of Document

10.1	Third Supplement to Master Note Purchase Agreement dated October 12, 2010
99.1	News Release dated October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

October 15, 2010	By:	/s/Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

Exhibit Number	Title of Document

10.1	Third Supplement to Master Note Agreement dated October 12, 2010
99.1	News Release dated October 15, 2010